THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

PROMISSORY NOTE

$500,000	August 1, 2006

Maturity Date: January 31, 2009

Matrixx Resource Holdings, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of Kuma Holdings LTD, a British Columbia, Canada corporation (the “Holder”), pursuant to the terms and conditions herein and on or before January 31, 2009, the principal sum of Five Hundred Thousand Dollars ($500,000 U.S. Funds), with 10% annual interest as provided below:

1.             Payment.

1.1           Payment. The principal hereof and all accrued interest thereon shall be due and payable on as scheduled in Section 1.2 hereof (the “Maturity Date”).  The Company hereunder shall make payments to the Holder, at the address provided to the Company by the Holder in writing, in lawful money of the United States of America.  The note shall bear 10% annual interest.

1.2           Payments.  The Company hereby agrees to make the following payments to the Holder under this Note:

(a)           $500,000 on or before January 31, 2009 plus accrued interest.

(b)           $50,000 of Restricted shares of Matrixx common stock to be issued and valued the date the full amount of the note has been received by the Company.  Once issued and recorded on the books of the Company, shares will be fully vested and shareholder shall have all rights as provided for to all shareholders.

1.3           Prepayment. The Company shall have the right to prepay, in whole or in part, the principal outstanding hereunder and/or any interest accrued thereon, without premium or penalty.

1.4           Prior Loans.  The Company and Note Holder acknowledge and agree that the Note Holder made direct payments to vendors on behalf of the Company prior to the execution of this definitive agreement.  The Company and Note Holder agree that payments made on behalf of the Company will be encompassed by this Note.  Payments made as part of this loan are listed below:

7/11/2006	$25,000	Direct payment towards the Hazard Note
7/21/2006	$1,395.60	Direct payment to CCN Matthews
7/28/2006	$625.33	Direct payment to CCN Matthews

2.             Default.

2.1           Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Any failure by the Company to pay any amount due and payable in accordance with the terms in paragraph 1.2 hereof, which default is not cured within thirty (30) days following the issuance of notice thereof from the Holder, then the entire remaining balance plus accrued interest shall becomes immediately due and payable. If that payment is not made within 30 days, the colateral, described in Exhibit “A” and attached hereto, revert to the Holder.

(b)           The  Company (i) has an order for relief entered against it under the federal Bankruptcy Code, (ii) makes an assignment for the benefit of its creditors, (iii) applies for or seeks the appointment a receiver, liquidator, assignee, trustee or other similar official for it or for any substantial part of its property or any such official is appointed, other than upon Company’s request, (iv) institutes proceedings seeking an order for relief under the federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its debts under other applicable federal or state law relating to creditor rights and remedies, or any such proceeding is filed against it, other than upon the Company’s request, and such unrequested proceeding continues undismissed or unstayed for thirty (30) days, or (v) takes corporate action in furtherance of any of the foregoing actions.

2.2           Waivers.

(a)           The Company waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note other than the initial demand for payment.

(b)           The Company agrees that a waiver of rights under this Note shall not be deemed to be made by Holder unless such waiver shall be in writing, duly signed by Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Holder or the obligations of the Company in any other respect at any other time.

(c)           The Company agrees that in the event Holder demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

2.3           Equitable Remedies. The Company stipulates that the Holder’s remedies at law in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate to compensate the Holder to the extent permitted by law and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

2.4           Waiver; Cumulative Remedies.  No course of dealing or any delay or failure to exercise any right hereunder on the Holder’s part shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. No single or partial waiver by the Holder of any provision of this Note or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The Holder’s rights and remedies are cumulative and are in addition to all rights and remedies which the Holder may have in law or in equity or by statute or otherwise.

2.5           Fees and Costs.  The Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note as a result of an Event of Default.

3.             Representations and Warranties of Holder.  In connection with this Note, Holder represents to the Company the following:

(a)           Sophistication.  Holder has (i) a pre-existing personal or business relationship with the Company or one or more of its officers, directors, or control persons; or (ii) by reason of Holder's business or financial experience, or by reason of the business or financial experience of Holder's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Holder is capable of evaluating the risks and merits of this investment and of protecting Holder's own interests in connection with this investment.

(b)           Investment Intent.  Holder is purchasing this Note for Holder’s own account for investment in a mining property.  The entire legal and beneficial interest of this Note and the shares issued subject to the terms of this note is being purchased, and will be held, for Holder’s account.  The Company represents and warrants that it has provided the Consultant access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects.  The Company represents that it has provided the Consultant with all copies of the Company’s filings for the prior twelve (12) months made under the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any (the “Disclosure Documents”).  The Note Holder acknowledges that the acquisition of securities to be issued to Note Holder involves a high degree of risk.  The Note Holder represents that it has been afforded the opportunity to discuss the Company with its management.  The Company represents that it has and will continue to provide the Note Holder with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Note Holder upon the filing of any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act.  The shares to be issued under the terms and conditions of this note will be issued subject to the exemption 4(2) of the “Act”

(c)           Economic Risk.  Holder realizes that the Note is a highly speculative investment and involves a high degree of risk.  Holder is able, without impairing Holder's financial condition, to hold this Note and to suffer a complete loss of Holder's investment.

(d)           Restrictions on Transfer.  Holder understands that no public market for the Note exists.

4.             Amendments.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Holder and then only to the extent set forth therein.

5.            Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

6.             Binding Effect.  This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns.

7.             Notices.  Any notice required by any provision of this Note to be given to the Holder shall be in writing and may be delivered by (i) personal service, (ii) facsimile, (iii) sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid, or (iv) by a reputable overnight courier service. All such communications shall be addressed to the Holder at its address appearing on the books of the Company.

8.             Replacement.  Upon the Company’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note.

9.             No Rights as Shareholder.  This Note, as such, shall not entitle the Holder to any rights as a shareholder of the Company, except as otherwise specified herein.

10.           Headings and Governing Law.  The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the Company has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date herein above written.

Matrixx Resource Holdings, Inc.
By:
Its:

Kuma Holdings LTD
By:
Its: